CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-2 of Emery Partners Income Credit Strategies Fund and to the use of our report dated August 29, 2025 on the financial statements and financial highlights of Emery Partners Income Credit Strategies Fund (formerly, SKK Access Income Fund). Such financial statements and financial highlights appear in the 2025 Financial Statements in Form N-CSR, which is incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 23, 2026